EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2021

MINNEAPOLIS, April 08, 2021 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2021.

Second quarter fiscal 2021 highlights include (with growth rates compared to second quarter of fiscal 2020, except as otherwise noted):

  Consolidated net sales decreased 3.4% to $12,783,000
  ZERUST® net sales increased 14.1% to $10,284,000
  NTIC China net sales increased 46.9% to $4,444,000
  Natur-Tec® product net sales decreased 40.8% to $2,499,000
  Joint venture operating income increased 29.3% to $3,383,000
  Net income attributable to NTIC increased 629.9% to $1,313,000
  Net income per diluted share attributable to NTIC increased 550.0% to $0.13
  Consolidated balance sheet at February 28, 2021, was strong with no debt and total cash and cash equivalents and available for sale securities of $12,702,000

“ZERUST® set a new quarterly industrial sales record during the fiscal 2021 second quarter, due to a resurgence in global demand.  I’m also happy to note that second quarter fiscal 2021 NTIC China net sales increased 46.9% over the prior year period, which had been dampened by the initial COVID-19 shutdowns last year, and NTIC continued to enjoy robust growth from new and existing customers for both our ZERUST® and Natur-Tec® products.  Furthermore, sales at NTIC’s joint ventures also accelerated during the second quarter and increased 8.5% from the fiscal 2021 first quarter and 19.6% year-over-year,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“Core ZERUST® industrial sales are benefitting from significant global growth in industrial production. This, in turn, has helped offset continued challenges in our ZERUST® oil and gas and Natur-Tec® markets.  Natur-Tec® sales should return to pre-pandemic levels in the coming quarters as the large users of compostable bioplastics re-open. ZERUST® oil and gas results, however, are likely to remain volatile over the near-term.  Overall, we are encouraged by our performance, and we expect to continue to see higher year-over-year sales and earnings growth throughout the remainder of fiscal 2021,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 3.4% to $12,783,000 during the three months ended February 28, 2021, compared to $13,234,000 for the three months ended February 29, 2020.  This slight decrease was primarily due to lower ZERUST® oil and gas sales and Natur-Tec® sales, partially offset by higher ZERUST® industrial sales and ZERUST® sales to NTIC’s joint ventures.  For the first half of fiscal 2021, consolidated net sales decreased 8.3% to $25,562,000, compared to $27,865,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2021 and February 29, 2020, by segment:

	Three Months Ended
	February 28, 2021	% of Net Sales	February 29, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$9,396,105	73.5%	$7,703,575	58.2%	22.0%
ZERUST® joint venture net sales	526,941	4.1%	245,629	1.9%	114.5%
ZERUST® oil & gas net sales	361,070	2.8%	1,067,018	8.1%	(66.2)%
Total ZERUST® net sales	$10,284,116	80.5%	$9,016,222	68.1%	14.1%
Total Natur-Tec® sales	2,498,766	19.5%	4,217,561	31.9%	(40.8)%
Total net sales	$12,782,882	100.0%	$13,233,783	100.0%	(3.4)%

	Six Months Ended
	February 28, 2021	% of Net Sales	February 29, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$18,473,659	72.3%	$16,546,627	59.4%	11.6%
ZERUST® joint venture net sales	1,107,245	4.3%	831,246	3.0%	33.2%
ZERUST® oil & gas net sales	923,763	3.6%	1,587,862	5.7%	(41.8)%
Total ZERUST® net sales	$20,504,667	80.2%	$18,965,734	68.1%	8.1%
Total Natur-Tec® sales	5,057,327	19.8%	8,899,449	31.9%	(43.2)%
Total net sales	$25,561,994	100.0%	$27,865,183	100.0%	(8.3)%

NTIC’s joint venture operating income was $3,383,000 during the three months ended February 28, 2021, compared to joint venture operating income of $2,617,000 during the three months ended February 29, 2020.  This $766,000 increase was attributable to an increase in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which were $29,058,000 during the three months ended February 28, 2021, compared to $24,289,000 for the three months ended February 29, 2020.  Year-to-date, NTIC’s joint venture operating income was $6,545,000, compared to joint venture operating income of $5,269,000 during the six months ended February 29, 2020.  Net sales of NTIC’s joint ventures were $55,836,000 during the six months ended February 28, 2021, compared to $49,750,000 for the six months ended February 29, 2020.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2021 were 45.9%, compared to 48.8% for the same period last fiscal year.  This decrease was primarily a result of lower selling and general and administrative expenses.  Year-to-date, operating expenses, as a percent of net sales, were 46.1%, compared to 44.4% for the same period last fiscal year.

Net income attributable to NTIC for the second quarter of fiscal 2021 increased to $1,313,000, or $0.13 per diluted share, from $180,000, or $0.02 per diluted share, for the same period last fiscal year.  Net income attributable to NTIC for the first half of fiscal 2021 increased to $2,575,000, or $0.26 per diluted share, from $1,392,000, or $0.15 per diluted share, for the same period last fiscal year.

NTIC’s consolidated balance sheet remains strong, with no debt, and working capital of $29,471,000 at February 28, 2021, including $6,789,000 in cash and cash equivalents and $5,913,000 in available for sale securities, compared to $27,105,000 at August 31, 2020, including $6,403,000 in cash and cash equivalents and $5,545,000 in available for sale securities.

At February 28, 2021, the Company had $24,860,000 of investments in joint ventures, of which over $12,134,000, or 48.8%, was cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2021 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 6287462.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that its Natur-Tec® sales should return to pre-pandemic levels in the coming quarters as the large users of compostable bioplastics re-open, that its ZERUST® oil and gas results, are likely to remain volatile over the near-term and that it will continue to see higher year-over-year sales and earnings growth throughout the remainder of fiscal 2021 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to continue to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2020 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2021 (UNAUDITED) AND
AUGUST 31, 2020 (AUDITED)

	February 28, 2021	August 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,788,535	$6,403,032
Available for sale securities	5,913,480	5,544,722
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $100,000 as of February 28, 2021 and $90,000 as of August 31, 2020	10,286,535	8,072,212
Trade joint ventures	448,021	475,900
Fees for services provided to joint ventures	1,315,876	927,286
Income taxes	289,104	19,907
Inventories	11,210,584	10,961,796
Prepaid expenses	1,270,453	797,495
Total current assets	37,522,588	33,202,350

PROPERTY AND EQUIPMENT, NET	7,144,909	7,110,789
OTHER ASSETS:
Investments in joint ventures	24,860,148	24,090,826
Deferred income taxes	215,184	209,729
Patents and trademarks, net	776,405	802,006
Operating lease right of use asset	596,935	658,788
Total other assets	26,448,672	25,761,349
Total assets	$71,116,169	$66,074,488

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,394,539	$3,205,241
Income taxes payable	623,960	310,922
Accrued liabilities:
Payroll and related benefits	1,829,991	1,314,978
Other	975,780	880,118
Current portion of operating lease	226,979	386,345
Total current liabilities	8,051,249	6,097,604
LONG-TERM LIABILITIES:
Operating lease, less current portion	369,956	272,443
Total long-term liabilities	369,956	272,443
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of November 30, 2020 and August 31, 2020; issued and outstanding 9,104,636 and 9,099,990, respectively	182,093	182,000
Additional paid-in capital	17,793,646	17,415,043
Retained earnings	44,455,982	42,472,810
Accumulated other comprehensive loss	(2,969,563)	(3,410,438)
Stockholders’ equity	59,462,158	56,659,415
Non-controlling interests	3,232,806	3,045,026
Total equity	62,694,964	59,704,441
Total liabilities and equity	$71,116,169	$66,074,488

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2021 AND FEBRUARY 29, 2020

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
NET SALES:
Net sales, excluding joint ventures	$12,255,941	$12,988,153	$24,454,749	$27,033,937
Net sales, to joint ventures	526,941	245,630	1,107,245	831,246
Total net sales	12,782,882	13,233,783	25,561,994	27,865,183

Cost of goods sold	8,531,679	8,687,301	16,845,000	18,492,385
Gross profit	4,251,203	4,546,482	8,716,994	9,372,798

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,920,012	1,360,804	3,745,724	2,654,794
Fees for services provided to joint ventures	1,462,684	1,256,213	2,799,245	2,614,538
Total joint venture operations	3,382,696	2,617,017	6,544,969	5,269,332

OPERATING EXPENSES:
Selling expenses	2,832,008	3,110,240	5,573,776	5,997,532
General and administrative expenses	1,958,974	2,345,113	4,052,956	4,394,800
Research and development expenses	1,075,180	1,006,395	2,150,917	1,968,036
Total operating expenses	5,866,162	6,461,748	11,777,649	12,360,368

OPERATING INCOME	1,767,737	701,751	3,484,314	2,281,762

INTEREST INCOME	15,638	55,042	85,176	104,080
INTEREST EXPENSE	(5,249)	(9,377)	(7,617)	(14,821)

INCOME BEFORE INCOME TAX EXPENSE	1,778,126	747,416	3,561,873	2,371,021

INCOME TAX EXPENSE	274,660	463,594	653,250	727,660

NET INCOME	1,503,466	283,822	2,908,623	1,643,361

NET INCOME ATTRIBUTABLE TO NON-
CONTROLLING INTERESTS	190,891	103,988	333,649	250,977

NET INCOME ATTRIBUTABLE TO NTIC	$1,312,575	$179,834	$2,574,974	$1,392,384

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.14	$0.02	$0.28	$0.15
Diluted	$0.13	$0.02	$0.26	$0.15

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,104,636	9,097,236	9,104,623	9,095,604
Diluted	9,867,918	9,461,727	9,756,268	9,383,867
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.065	$0.065	$0.065	$0.13

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600